UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

European Wax Center, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was shared with the members of EWC Management Holdco, LLC on April 13, 2026:

European Wax Center, Inc.

5830 Granite Pkwy, 3rd Floor

Plano, TX 75024

April 13, 2026

Dear EWC Management Holdco, LLC Member,

Please refer to (i) the Second Amended and Restated Limited Liability Company Agreement of EWC Management Holdco, LLC dated as of August 4, 2021, by and between EWC Management Holdco, LLC (“EWC Management Holdco”), European Wax Center, Inc. (the “Company”) and the parties thereto (the “EWC Management Holdco LLCA”), (ii) the Exchange Agreement dated as of August 4, 2021, by and among EWC Ventures, LLC (“Opco”), the Company and the holders party thereto (the “Exchange Agreement”), (iii) the Tax Receivable Agreement dated August 4, 2021, as amended by the First Amendment to Tax Receivable Agreement dated December 30, 2024, by and among the Company, EWC Management Holdco and the other parties thereto (the “Tax Receivable Agreement”) and (iv) the Agreement and Plan of Merger (the “Merger Agreement”) dated February 9, 2026 by and between Glow Midco, LLC, Glow Merger Sub 1, Inc., Glow Merger Sub 2, LLC, the Company and Opco providing for (a) the merger of Glow Merger Sub 1, Inc. with and into the Company, with the Company continuing as the surviving corporation, and (b) the merger of Glow Merger Sub 2, LLC with and into Opco, with Opco continuing as the surviving limited liability company (the “Mergers”).

In connection with the Mergers and pursuant to the EWC Management Holdco LLCA, in order to facilitate closing of the Mergers and the sale of your interest, the Company requires that you redeem all of the common units you hold of EWC Management Holdco in exchange for Paired Interests (defined in the Exchange Agreement), each consisting of (i) one share of the Company’s Class B common stock, par value $0.00001 per share and (ii) one common unit of Opco (the “Redemption”). Pursuant to the Exchange Agreement, the Company also requires that you exchange all of the Paired Interests you receive in the Redemption for shares of the Company’s Class A common stock, par value $0.00001 per share (such common stock, the “Class A Common Stock” and such exchange, the “Exchange”). Following the Redemption and Exchange and consummation of the Mergers, you will be entitled to receive $5.80 per share of Class A Common Stock, which is the same consideration as other holders of the Company’s Class A Common Stock will receive in connection with the consummation of the Mergers.

In the event you do not participate in the Redemption and Exchange, EWC Management Holdco will receive consideration for the common units of Opco that it holds immediately prior to the effective time of the Mergers and may distribute such consideration to any remaining members following such time. However, only members that participate in the Redemption and Exchange will receive the rights to payments under the Tax Receivable Agreement in respect of the Paired Interests issued to such holder in connection with the Redemption. As a result, the Company believes it is in the interest of members of EWC Management Holdco to participate in the Redemption and Exchange.

To effect the Redemption and Exchange, please fill out and execute each of the following:

(i)	the Exchange Election Notice in the form attached hereto as Exhibit A,

(ii)	the Exchange, Redemption and Assignment Agreement in the form attached hereto as Exhibit B,

(iii)	the Joinder Agreement to the Exchange Agreement in the form attached hereto as Exhibit C and

(iv)	the Notice of Exchange in the form attached hereto as Exhibit D.

Please leave these materials undated. The Company will hold these materials in escrow and will effect the Redemption and Exchange immediately prior to the effective time of the Mergers unless you instruct the Company to effect the Redemption and Exchange at an earlier time.

In the event the Merger Agreement is terminated pursuant to its terms and the Mergers do not occur, the Company will either destroy these materials or return them to you and will not effect the Redemption or the Exchange. The Mergers do not limit your existing ability to effect voluntary redemptions and exchanges at any point prior to the Mergers or, if the Mergers do not occur, at any point following the termination of the Merger Agreement.

Please return scanned, executed copies of the documents in each of Exhibit A, Exhibit B, Exhibit C and Exhibit D attached hereto to each of the following email addresses: Thomas.Fraser@ropesgray.com; [***]; and [***].

The tax treatment of the payments under the Tax Receivable Agreement attributable to interests in Opco that would be cancelled and converted to the right to receive consideration under the Merger Agreement in connection with the Mergers is generally expected to be consistent with the description of tax treatment set forth within the Tax Receivable Agreement. Complex tax rules apply to the receipt of the entitlement to the Tax Receivable Agreement payments and to the receipt of the payments themselves, including the method in which an exchanging member may recover its tax basis with respect to its interests in Opco. As a result, we encourage you to consult with your tax advisors.

Thank you for your attention to this matter. If you have any questions, please reach out to our outside counsel, Tom Fraser, Ropes & Gray LLP at Thomas.Fraser@ropesgray.com or 617-951-7063.

Best,

Chris Morris
Chief Executive Officer and Chairman
European Wax Center, Inc.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Agreement and Plan of Merger among the Company, EWC Ventures, LLC, Glow Midco, LLC, Glow Merger Sub 1, Inc., and Glow Merger Sub 2, LLC (the “Transaction”), the Company filed with the SEC a definitive proxy statement on Schedule 14A on April 3, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000119312526141205/d118454ddefm14a.htm) (the “Proxy Statement”). The Proxy Statement is being sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. The Company and affiliates of the Company have also jointly filed a transaction statement on Schedule 13E-3 related to the Transaction (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000119312526141246/d51338dsc13e3a.htm) (as it may be amended, the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Investors Relations of the Company’s website at https://investors.waxcenter.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement related to the Transaction. Information about the directors and executive officers of the Company and their ownership of the Company common stock is set forth in the Proxy Statement in the sections entitled “Other Important Information Regarding the Company—Directors and Executive Officers of the Company,” “—Security Ownership of Certain Beneficial Owners and Management” and “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers.” Additional information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended January 4, 2025, which was filed with the SEC on March 11, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1856236/000095017025037202/ewcz-20250104.htm), and in the sections entitled “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the

SEC on April 18, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000095017025055872/ewcz_proxy_2025.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction is included in the Schedule 13E-3, the Proxy Statement and any other relevant materials we may file with the SEC. These documents can be obtained free of charge from the SEC’s website at https://www.sec.gov.

Exhibit A

Exchange Election Notice

Exchange Election Notice

EWC Management Holdco, LLC

c/o European Wax Center, Inc.

5830 Granite Parkway, 3rd Floor

Plano, TX 75024

Attention: Thomas Kim, Chief Financial Officer

Reference is hereby made to that certain Second Amended and Restated Limited Liability Company Agreement of EWC Management Holdco, LLC, a Delaware limited liability company (the “Company”), dated as of August 4, 2021 (the “LLC Agreement”), by and among the Company, the Members (as defined therein) and European Wax Center, Inc., as Manager. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

The undersigned Member desires to exchange       Vested Common Units for Paired Interests in accordance with Section 8.10 of the LLC Agreement.

The undersigned understands that, subject to the Company’s repurchase rights pursuant to Section 8.8 of the LLC Agreement, on a date selected by the undersigned, which date shall be no less than three (3) Business Days nor more than ten (10) Business Days (or such shorter or longer period as may be agreed by the Manager) (or, if later, as required by applicable Law or the Manager’s transfer agent, but in such case as soon as reasonably practicable) from the date of this notice (the “Exchange Date”), the Manager shall cause the Company to distribute to the undersigned a number of Paired Interests that correspond to the number of Vested Common Units exchanged and such Vested Common Units shall be cancelled in full redemption thereof without any further consideration being paid with respect to such Vested Common Units (the “Redemption”). On the Exchange Date, (i) the Company and the undersigned shall execute and deliver the Exchange, Redemption and Assignment Agreement in the form of Annex 1 hereto (the “Exchange, Redemption and Assignment Agreement”), whereby (x) the Company and the undersigned shall consummate the Redemption and (y) the Company shall assign to the undersigned, and the undersigned thereby shall assume, the Company’s rights and obligations under the Exchange Agreement and the

Holdings Operating Agreement, in each case, solely to the extent applicable to the Paired Interests, (ii) the undersigned Member shall deliver to Pubco and Holdings a written notice of exchange pursuant to the Exchange Agreement in the form of Annex 2 hereto (the “Notice of Exchange”), whereby the undersigned shall exchange such Paired Interests in accordance with the terms of the Exchange Agreement, and (iii) the undersigned shall execute and deliver a joinder to the Exchange Agreement substantially in the form of Annex 3 hereto, whereupon the Transferring Member shall become a “Holder” under the Exchange Agreement. In furtherance of the foregoing, the undersigned has executed the Redemption and Assignment Agreement and Notice of Exchange and delivered them to the Company and with this notice. The undersigned further agrees to execute and deliver any documentation reasonably required by the Company to consummate the foregoing transactions.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Date:

Exhibit B

Exchange, Redemption and Assignment Agreement

EXCHANGE, REDEMPTION AND ASSIGNMENT AGREEMENT

This EXCHANGE, REDEMPTION AND ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of     , by and among EWC Management Holdco, LLC, a Delaware limited liability company (the “Company”) and       (the “Unitholder”). In this Agreement, the Company and the Unitholder are sometimes referred to individually as a “Party” and, together, as the “Parties.” Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 4, 2021 (as amended, supplemented or otherwise modified, the “LLCA”).

RECITALS

WHEREAS, in accordance with the terms of the LLCA, the Unitholder has elected to exchange Vested Common Units for Paired Interests.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

AGREEMENT

1. Exchange; Redemption. Subject to the terms and conditions of this Agreement, (a) the Unitholder shall surrender, assign, convey, transfer and deliver to the Company the number of Vested Common Units specified in the Exchange Election dated as of the date hereof, and (b) the Company shall distribute the number of Paired Interests to the Unitholder set forth on the Unitholder’s signature page hereto, free and clear of all liens, pledges, security interests, charges, contractual obligations or encumbrances of any kind, including any preemptive rights, rights of first offer or refusal or similar rights or restrictions (except as set forth in the LLCA and restrictions on transfer under applicable securities laws) (collectively, the “Exchange and Redemption”).

2. Assignment. The Company hereby assigns to the Unitholder, and the Unitholder hereby assumes, the Company’s rights and obligations under the Exchange Agreement and the Holdings Operating Agreement, in each case, solely to the extent applicable to the Paired Interests transferred to the Unitholder pursuant to Section 1 hereof.

3. Representations and Warranties of the Unitholder. The Unitholder hereby represents and warrants to the Company that:

(a) Ownership of Common Units. The Unitholder has good and marketable right, title and interest (legal and beneficial) in and to the number of Vested Common Units set forth below its name on the Unitholder’s signature page hereto, free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind, including any preemptive rights, rights of first offer or refusal or similar rights or restrictions (except as set forth in the LLCA and restrictions on transfer under applicable securities laws).

(b) Authorization. The Unitholder has full power and authority and requisite capacity to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of the Unitholder, enforceable against the Unitholder in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Unitholder that:

(a) Ownership of Holdings Common Units and Class B Common Stock. The Company has good and marketable right, title and interest (legal and beneficial) in and to all of the Paired Interests being exchanged and redeemed in the Exchange and Redemption, free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind, including any preemptive rights, rights of first offer or refusal or similar rights or restrictions (except as set forth in the LLCA, the Holdings Operating Agreement, and the Amended and Restated Certificate of Incorporation of Pubco and the Amended and Restated By-laws of Pubco and restrictions on transfer under applicable securities laws).

(b) Authorization. The Company has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

5. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware that apply to contracts made and performed entirely within such state. The Parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County (and the appellate courts thereof) for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over any such action, suit, proceeding or matter, the United States District Court for the District of Delaware (and the appellate courts thereof), or in the event (but only in the event) that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such action, suit, proceeding or matter, any Delaware state court sitting in New Castle County (and the appellate courts thereof) (and the

Parties agree not to commence any action, suit or proceeding relating thereto except in such courts) and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum. Each Party agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

(d) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of each of the Parties hereto. Any purported assignment (including any Transfer) in violation of this Agreement shall be null and void ab initio.

(e) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and representations between the Parties with respect to such transactions.

(f) Amendments. No amendment or modification of the terms and conditions of this Agreement shall be valid unless in writing and signed by each of the Parties.

(g) Notices. Any notice required or permitted by this Agreement shall be delivered in accordance with Section 13.1 Notices of the LLCA.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile or PDF electronic copies shall be treated as originals.

(i) Interpretation of Agreement. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(j) Further Documents. Each Party agrees to promptly perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary to effectuate the purposes of this Agreement.

(k) Third Party Rights. Nothing expressed or referred to in this Agreement will be interpreted or construed to give any person or entity, other than the Parties and, to the extent permitted by this Agreement, their respective heirs, successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement or any term, condition or other provision of this Agreement.

(l) Severability. If any part of this Agreement is deemed to be invalid by any court of law, the remaining provisions of this Agreement shall remain in full force and effect and may be enforced in accordance with the provisions hereof. Without limiting the generality of the immediately preceding sentence, in the event that a court of competent jurisdiction determines that any provision of this Agreement would be unenforceable then such provision will automatically be modified as may be enforceable, and, in addition, such court or arbitrator (as applicable) is hereby expressly authorized to so modify this Agreement and to enforce it as so modified.

(m) Tax Treatment. The Exchange and Redemption is intended to constitute a distribution of each Unitholder’s membership interest in Holdco pursuant to Section 731 of the Code, without recognition of gain or loss, for U.S. federal and applicable state and local income tax purposes. The Parties shall report consistently with the foregoing intent and shall take no contrary position in a filed tax return or otherwise, unless required by a final determination of a court of competent jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

EXCHANGING MEMBER

Name:

Address:

EWC MANAGEMENT HOLDCO, LLC

By:
Name:
Title:

[Signature Page to Exchange, Redemption and Assignment Agreement]

Exhibit C

Joinder Agreement to the Exchange Agreement

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of August 4, 2021 (the “Agreement”), among European Wax Center, Inc., a Delaware corporation (“Pubco”), EWC Ventures, LLC, a Delaware limited liability company (the “Company”), and the holders of Common Units and shares of Class B Common Stock from time to time party hereto (each, a “Holder”). Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Common Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to Pubco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Pubco and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:

With Copies To:

Exhibit D

Notice of Exchange

NOTICE OF EXCHANGE

European Wax Center, Inc.

European Wax Center Corporate Office

5830 Granite Pkwy

3rd Floor

Plano, TX 75024

Attention: Thomas Kim, Chief Financial Officer

EWC Ventures, LLC

European Wax Center Corporate Office

5830 Granite Pkwy

3rd Floor

Plano, TX 75024

Attention: Thomas Kim, Chief Financial Officer

Reference is hereby made to the Exchange Agreement, dated as of August 4, 2021 (the “Exchange Agreement”), by and among European Wax Center, Inc., a Delaware corporation (“Pubco”), EWC Ventures, LLC, a Delaware limited liability company (the “Company”), and the holders of Common Units and shares of Class B Common Stock from time to time party hereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned desires to transfer to the Company the number of shares of Class B Common Stock plus Common Units set forth below (the “Paired Interests”) in exchange for, at the election of Pubco, in its capacity of the Managing Member of the Company, (i) shares of Class A Common Stock (the “Deliverable Common Stock”) to be issued in its name as set forth below or (ii) cash, in each case, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder:

Address:

Number of Paired Interests to be Exchanged:
Exchange Date:

Account Information for Wire Transfer
(in the event of cash settlement of
Exchange):

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Notice of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Paired Interests to the Company; and (v) the applicable representations and warranties made by the undersigned in Article III of the Exchange Agreement and that certain Subscription Agreement, dated as of August 4, by and between Pubco, the undersigned and the other subscribers listed therein/the undersigned’s Employee Equity Agreement will be true and correct as of the Exchange Date.

The undersigned hereby irrevocably constitutes and appoints any officer of Pubco as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company the Paired Interests subject to this Notice of Exchange and to deliver to the undersigned the shares of Deliverable Common Stock or cash, as applicable, to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Date: